                                                                  EXHIBIT (a)(5)

                        WRITTEN INSTRUMENT AMENDING THE
                             AMENDED AND RESTATED
                      AGREEMENT AND DECLARATION OF TRUST
                            OF PACIFIC SELECT FUND


     RESOLVED, that the undersigned, being a majority of the Trustees of Pacific Select Fund, a Massachusetts business trust (the "Trust"), acting pursuant to
Section 6.2 of the Amended and Restated Agreement and Declaration of Trust, dated October 28, 1999 and amended on April 28, 2000 and August 14, 2000 ("Declaration of Trust"), and having heretofore divided the shares of beneficial interest of the Trust in twenty-three separate Series (the "Series"), hereby amend the Declaration of Trust by terminating one Series known as the "Bond and Income Portfolio".

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the 25th day of August 2000.

/s/ THOMAS C. SUTTON                /s/ LUCIE H. MOORE
----------------------------        ---------------------------------
Thomas C. Sutton                    Lucie H. Moore
Trustee                             Trustee

/s/ RICHARD L. NELSON               /s/ ALAN RICHARDS
----------------------------        ---------------------------------
Richard L. Nelson                   Alan Richards
Trustee                             Trustee

/s/ LYMAN W. PORTER
----------------------------
Lyman W. Porter
Trustee